UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2026

GLOO HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42964	39-2250711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Pearl Street
Boulder, Colorado		80302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 381-2645

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	GLOO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 14, 2026, Gloo Holdings, Inc. (the “Company”) issued a press release reporting its financial results for the fourth quarter and year ended January 31, 2026. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 3.02 Unregistered Sales of Equity Securities

On April 12, 2026 (the “Effective Date”), Gloo, LLC (“Gloo”), an indirect wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Enterprisemarketdesk Agreement”) with WDMarketdesk, LLC (“Enterprisemarketdesk”) and Alan Corbeil, as the designated representative of Enterprisemarketdesk, pursuant to which the Company has agreed to purchase substantially all of the assets and certain liabilities of Enterprisemarketdesk (the “Enterprisemarketdesk Transaction”). The Enterprisemarketdesk Transaction is expected to close in the second quarter of the Company’s 2026 fiscal year, subject to the satisfaction or waiver of customary closing conditions.

Pursuant to the Enterprisemarketdesk Agreement, the Company has agreed to issue shares of the Company’s Class A common stock at the closing of the Enterprisemarketdesk Transaction as part of the overall consideration, at a value per share equal to the volume-weighted average price (“VWAP”) of the Company’s Class A Common Stock for the 30-day period commencing 15 days prior to the Effective Date. Based on an assumed VWAP of $7.00, the Company would issue approximately 1,464,286 shares at the closing. The Company will file an amendment to this Current Report on Form 8-K to report the final number of shares issued at the closing.

The Company intends to issue the shares of Class A common stock in the Enterprisemarketdesk Transaction in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Current Report on Form 8-K may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements about the Company’s pending acquisition of Enterprisemarketdesk and the number of shares to be issued in the Enterprisemarketdesk Transaction. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in the Company’s Quarterly Report on Form 10-Q , filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2025, and in the other documents the Company files with the SEC from time to time, including its Annual Report on Form 10-K for the year ended January 31, 2026, which the Company expects to file with the SEC on or around the date of this Current Report on Form 8-K. It is not possible for the Company’s management to predict all risks, nor can it assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause the Company’s actual results to differ materially from those contained in any forward-looking statements the Company may make. These factors may cause the Company’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by the Company’s forward-looking statements. Furthermore, if the Company’s forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified timeframe, or at all. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 14 , 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOO HOLDINGS, INC

Date:	April 14, 2026	By:	/s/ Paul Seamon
Paul Seamon Chief Financial Officer